EXHIBIT 10.6


                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement"), is dated as of ____________, 1996, between Golden Bear Golf, Inc., a Florida corporation (the "Company"), and Thomas P. Hislop (the "Executive").

         WHEREAS, the Executive has been employed by certain predecessors of the Company since _______________, 19__, in various capacities;

         WHEREAS, pursuant to reorganization transactions contemplated in that certain Agreement and Plan of Reorganization, dated June 6, 1996, the Company will acquire a portion of the businesses and operations of such predecessors;

         WHEREAS, the proposed reorganization transactions will be consummated only upon the closing of an initial public offering of the Company's Class "A" Common Stock (such date being hereafter referred to as the "Effective Date"); and

         WHEREAS, contingent upon the closing of the initial public offering, the Company desires to employ the Executive in an executive capacity and the Executive desires to accept such employment, all upon the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Agreement, the Company and the Executive agree as follows:

         1. TERMS OF EMPLOYMENT. The Company shall employ the Executive, and the Executive accepts such employment, on the terms and subject to the conditions set forth in this Agreement, for a four and one-half (4-1/2) year term beginning as of the Effective Date and expiring on ____________ (the "Initial Term"); PROVIDED, that at the conclusion of the Initial Term, this Agreement shall automatically be extended for ________ additional years, unless at least one hundred and eighty (180) days prior to such date either the Executive or the Company, gives notice to the other that the Executive or the Company does not wish to extend the Initial Term. The Initial Term and any extension thereof shall be referred to herein as the "Term".

         2.       SERVICES.

                  2.1 OFFICE AND DUTIES. During the Term, the Executive shall serve as Senior Vice President of the Company and shall have powers and authority commensurate with such position as may be assigned to him by the Company's Board of Directors or any committee thereof existing from time to time.

                  2.2 BEST EFFORTS. During the Term, the Executive shall devote the Executive's best efforts and a minimum of eighty percent (80%) of his time and energies during business hours to the business of the Company and shall use his best efforts, skills and abilities to promote the interests of the Company.1

         3.       COMPENSATION.

                  3.1 CASH COMPENSATION. During the Term, the Executive shall receive an initial base salary at the annual rate of $210,000 ("Base Salary"), payable in accordance with the Company's normal payroll practices. The Base Salary shall be subject to increase from time to time as may be determined upon a review

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of the Executive's performances to be undertaken by the Compensation
Committee of the Board of Directors at least once annually ("Compensation Committee")

                  3.2 INCENTIVE AWARD PAYMENTS. For each fiscal year during the Term, the Executive shall be entitled to receive a short-term incentive award (the "Bonus")) based on the Company's Annual Pre-tax Income relative to its Annual Pre-tax Income projected in the Business Plan ("Business Plan") approved by the Company's Board of Directors with respect to such fiscal year. For each fiscal year, "Annual Pre-tax Income" means the "Income Before Provision for Income Taxes and Extraordinary Items" set forth in the Company's audited Consolidated Statement of Operations. The Compensation Committee shall set in advance of each fiscal year the formula for determining amounts payable as a Bonus for such fiscal year, after the Compensation Committee consults with the Executive and the Board of Directors approves the Business Plan.

                  If the Executive's employment with the Company shall terminate after the commencement of, but prior to the expiration of, any fiscal year (except for termination for Cause, as defined in Section 5.3, then the Bonus payable to the Executive for services rendered during such fiscal year shall be equal to the Bonus for such fiscal year determined as described above, multiplied by a fraction, the numerator of which shall be the number of days during such fiscal year that the Executive was an employee of the Company, and the denominator of which shall be 360.

                  3.3 SUPPLEMENTAL INCENTIVE AWARD PAYMENTS. Each year during the Term, the Compensation Committee may, but shall be under no obligation to, establish a supplemental incentive award pool, consisting of a percentage of the salaries of the executive officers of the Company determined by the Compensation Committee after consulting with management of the Company, which is to be paid out to executives of the Company provided the Company's performance meets or exceeds annual objectives predetermined by the Compensation Committee. It is anticipated that if such a pool is established, the objectives would consist primarily of the Company's meeting operating income targets, but also may consist of the Company's meeting sales targets, increasing its revenue base and/or other factors. The Executive's payment from such an incentive award pool relative to other Company executives is to be weighted based upon the Executive's position in the Company and contribution towards the Company's performance relative to the annual objectives. In the event the Compensation Committee determines that such objectives are not met for a fiscal year and that it is appropriate to establish such a pool, the Chairman of the Board shall be entitled to allocate the incentive award pool among the Executive and other executive officers of the Company, provided that all such awards must be approved by the Compensation Committee, which may revise the awards at its discretion.

                  3.4 LONG-TERM INCENTIVE COMPENSATION. The Company shall grant to Executive, options to purchase _______ shares of the Common Stock of the Company. In addition, the Company shall grant to the Executive options to purchase an aggregate of _______ shares of common stock of the Company pursuant to the Golden Bear Golf, Inc. 1996 Stock Option Plan (the "Plan"). The options granted hereunder shall be subject to the provisions of the Stock Option Agreement. Those issued pursuant to the Plan shall be issued in accordance with the terms of the Plan.

                  3.5 ADDITIONAL COMPENSATION. Nothing in this Agreement shall be deemed to prohibit the Compensation Committee from granting the Executive such increased compensation, incentive awards or other benefits as the Compensation Committee from time to time may determine, provided that the parties recognize

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and acknowledge that the Compensation Committee shall be under no obligation to grant any such increase and shall have full discretion in making any determination with respect thereto. The Compensation Committee shall also determine what allowances to provide Executive, including without limitation, auto allowance, allowance for membership in country clubs, and allowance for increased and additional benefits, in addition to those benefits for which Executive is eligible under section 4.2, below.

         4.       REIMBURSEMENT OF EXPENSES; BENEFITS.

                  4.1 REIMBURSEMENT OF EXPENSES. Upon submission of appropriate documentation and in accordance with such guidelines as may be established from time to time by the Company's Board of Directors, the Company shall reimburse the Executive for all reasonable business expenses actually and necessarily incurred in the performance of his duties under this Agreement.

                  4.2 EMPLOYEE BENEFIT PLANS AND PROGRAMS. During the Term, the Executive shall be entitled to participate in all group life insurance, pension, medical insurance, hospitalization, disability and other similar employee benefit plans and programs of the Company, subject to eligibility and vesting requirements from time to time in effect, which at any time during the Term may be offered by the Company to its executive officers generally, provided that nothing in this Agreement shall require the Company at any time to create or continue any such plan or program or to fix, amend or retain eligibility requirements so as to include the Executive.

                  4.3 VACATIONS. The Executive shall be entitled to that amount of paid vacation during each calendar year as is the Company's policy for executive employees, taking into consideration the reasonable business needs of the Company. The Executive may take vacation at such times as the Executive elects, upon reasonable advance notice to the Company so long as the Executive takes no more than __________ consecutive weeks of vacation and provided further that such vacation does not effect the operations and business needs of the Company. The Executive shall be permitted to accrue from all previous years of employment no more than the amount of time specified in the Company's vacation accrual policy for executive employees as exists at the time the vacation would be accrued.

         5. TERMINATION. The Executive's employment under this Agreement may be terminated prior to the end of the Term by the Company or the Executive without any breach of this Agreement under the following circumstances:

                  5.1 DEATH. The Executive's employment under this Agreement shall terminate upon the Executive's death.

                  5.2 DISABILITY. The Company may terminate the Executive's employment if the Executive is unable to perform the Executive's services by reason of the Executive's "Disability". "Disability" means the Executive's inability to perform the Executive's duties under this Agreement by reason of any physical or mental impairment which reasonably can be expected to result in death or which has lasted or reasonably can be expected to last for an aggregate of 90 days out of any 180 day period.

                  5.3 CAUSE. In addition to the right to terminate this Agreement as set forth in Sections 5.1 and 5.2, the Company may also terminate the Executive's employment under this Agreement for "Cause".

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"Cause" shall include without limitation, the following: (a) action by the
Executive involving willful misconduct, dishonesty or gross neglect which has a materially adverse affect on the business or reputation of the Company; (b) Employee's conviction of a crime punishable by death or imprisonment of one year or more under the laws of the jurisdiction in which convicted, or of a crime involving theft, misappropriation of funds, fraud or deception, regardless of the punishment; (c) Employee is charged or indicted for a crime for which, if convicted, the Company would have the right to terminate Employee's employment under (b) above; or (d) the refusal or failure of the Executive to discharge his duties under Section 2 in all material respects, where such alleged refusal or failure is not remedied within 15 days after the date of the Executive's being given a written demand from the Company to remedy such alleged refusal or failure, which demand shall specify the circumstances being relied upon for termination. The Executive's employment under this Agreement shall be deemed terminated as of the date of the demand for termination under clauses (a) through (d) above, unless, in the case of termination under clause (d) above, such alleged breach is timely remedied within such 15 days.

                  5.4 GOOD REASON. Subject to Sections 5.2 and 5.3, the Executive may terminate his employment under this Agreement for "Good Reason". "Good Reason" means: (a) any removal of the Executive without cause from the position of Senior Vice President of the Company; (b) a failure by the Company to pay when due all compensation provided for in this Agreement within 10 days after it becomes due; or (d) a material failure by the Company to comply with any of the other material provisions of this Agreement; and any such event set forth in clauses (a) and (b) above shall not be remedied within 45 days from the date the Executive delivers written notice thereof to the Company specifically identifying the nature of the facts constituting the Good Reason.

         6.       PAYMENTS TO EXECUTIVE DURING DISABILITY AND AFTER TERMINATION.

                  6.1 PAYMENTS AFTER DEATH. If the Executive's employment is terminated under Section 5.1 above because of the Executive's death, the Executive's estate shall receive the Base Salary and a prorated portion of the Bonus, if any, through the date of termination in accordance with the terms of this Agreement.

                  6.2 PAYMENTS PRIOR TO TERMINATION DURING DISABILITY. During any period during the Term that the Executive is unable to perform his duties hereunder by reason of the Executive's Disability, the Executive shall continue to receive the Base Salary and Bonuses, if any, (payable by the Company only to the extent not payable by Company's disability insurance carrier), until the Executive's employment is terminated pursuant to Section 5.2 above.

                  6.3 PAYMENTS AFTER TERMINATION BECAUSE OF DISABILITY. If the Executive's employment is terminated under Section 5.2 because of the Executive's Disability, the Executive shall continue to receive the Base Salary up through the date of termination and for a period of twelve (12) months thereafter (determined as of the date of termination); PROVIDED, that the Company's obligation to make such payments shall be offset as of the date the Executive begins receiving payments or benefits from the Company's disability insurance carrier or under any employee benefit plan or program of the Company providing disability benefits or compensation, by the amount of such payments, benefits or compensation.

                  6.4 PAYMENTS AFTER TERMINATION FOR CAUSE. If the Executive's employment is terminated under Section 5.3 for Cause, the Executive shall receive the Base Salary through the date of termination in

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accordance with the terms of this Agreement and thereafter Executive shall not be entitled to receive any further compensation or benefits whatsoever.

                  6.5      PAYMENTS AFTER WRONGFUL TERMINATION.

                           (a)      If the Company terminates the Executive's
employment other than because of the Executive's death, Disability, or for Cause, or if the Executive shall terminate the Executive's employment for Good Reason pursuant to Section 5.4 (any such termination being referred to as a "Wrongful Termination"), then the Executive shall continue to receive:1) the Base Salary, in effect on the termination date, for a period of twenty four (24) months following the date of termination; 2) for the two years following termination, an amount equal to the average annual Bonus, if any, received by Executive prior to termination; and 3) and to the extent permitted by law and the terms of any employee benefit plan, Executive shall continue to be eligible to participate in the Company's employee benefit plans for the Term of the Agreement.

                           (b)      Notwithstanding the terms of Section 6.5(a)
above, if a Wrongful Termination occurs within a period of one year after a Change of Control (as defined below), the Executive shall be entitled within 30 days after such termination to a lump sum payment equal to the greater of (i) the Base Salary and Bonuses, if any (in each case, determined as of the date of termination), through the remaining Term, and (ii) 30 months of the Base Salary, in each case, subject to Section 6.6 below.

                           A Change of Control will occur: (i) on the date of
the acquisition by any person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities and Exchange Act of 1934, as amended), excluding the Company, any of its subsidiaries or any holder of the Company's Class "B" Common Stock, par value $.01 per share, of [40%] or more of the then outstanding voting securities entitled to vote generally in the election of directors; (ii) on the date of any sale of the Company's or any of its subsidiaries' assets which required approval of the Company's shareholders under the Florida Business Corporation Act; or (iii) on the date of any consolidation or merger to which the Company is a party or any stock exchange or similar transaction as a result of which the holders of the Company's outstanding voting securities immediately prior to such transaction do not continue to own voting securities in the new or surviving entity entitling them to elect its Board of directors.

                  6.6      PARACHUTE PAYMENTS.

                           (a)      In the event any payment or benefit received
or to be received by the Executive in connection with the terms of this Agreement after termination of employment ("Post-Termination Payments") would not be deductible in whole or in part by the Company as a result of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), such Post-Termination Payments shall be reduced until no portion of the Post Termination Payments is not deductible. For purposes of this limitation: (i) no portion of the Post-Termination Payments shall be taken into account which in the opinion of tax counsel selected by the Company and acceptable to the Executive does not constitute a parachute payment within the meaning of Section 280G(b)(2) of the Code; and (ii) the value of any non-cash benefit or any deferred payment or benefit included in the Post-Termination Payments shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

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                           (b)      The timing of any payment or benefit
received or to be received by the Executive shall be in accordance with this Agreement, provided that if the amounts of such payments, and the limitations on such payments set forth in Section 6.6(a) above, cannot be determined finally on or before the time such payments are due, the Company shall pay to the Executive on such due date an estimate, as determined in good faith by the Company, of the amount of such payments and shall pay the remainder of such payments, if any (together with interest at the rate provided in Section 7872(f)(2) of the Code), as soon as the amount thereof can be determined. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable upon demand by the Company (together with interest computed from the date of payment at the rate provided in Section 7872(f)(2) of the Code).

         7.       CONFIDENTIALITY; INTELLECTUAL PROPERTY; NONCOMPETITION.

                  7.1 CONFIDENTIALITY. The Executive shall not, during the Term or any time after the Term, use or divulge to any person any Confidential Information (as defined below) relating to the Company or any of its subsidiaries which may have come to the Executive's knowledge at any time during the Executive's term of employment with the Company or during the time that Executive was employed by Company's predecessor in interest, Golden Bear International, Inc. "Confidential Information" shall mean any information not generally available to the public concerning the Company or any of its subsidiaries, including, but not limited to, methods of operation, methods of doing business, sales, files, forms, lists and names of and the needs and requirements of customers and suppliers, the nature and content of any contracts, and any inventions, techniques, methods, products, devices, trade secrets, copyrights, patents, other rights to and in all knowledge, information and materials proprietary to the Company (including business plans and financial information), which relate to or are used in connection with any business or activity carried on by the Company or any of its subsidiaries. At or prior to the termination of the Executive's employment with the Company, the Executive shall deliver to the Company (i) all property of the Company in the possession or under the control of the Executive and (ii) all written or printed material and all other property (including, but not limited to, computerized data) in the possession or under the control of the Executive relating to Confidential Information.

                  7.2 OWNERSHIP OF CERTAIN INTELLECTUAL PROPERTY. The Executive hereby sells, transfers and assigns to the Company or to any person or entity designated by the Company, the Executive's entire, right, title and interest in and to all inventions, ideas, disclosures, intellectual property rights and improvements, whether patented or unpatented, and copyrightable material made or conceived by the Executive, solely or jointly, during the term of the Executive's employment, which relate to methods, apparatus, designs, ideas, products, processes, items or devices, sold, leased, used or under consideration or development by the Company or which otherwise relate or pertain to the businesses, functions or operations of the Company. The Executive shall communicate promptly and disclose to the Company, in such form as the Executive may be requested to do so by the Company's Board of Directors, all information, details and data pertaining to these matters and shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be requested of the Executive to permit the Company or any person or entity designated by the Company to file and prosecute the patent applications and as to copyrightable material to obtain copyright thereof. The Executive irrevocably appoints the Company's designee as the Executive's attorney-in-fact for the purpose of carrying out the terms of this Section 7.2, and acknowledges that this appointment is irrevocable and coupled with an interest.

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                  7.3 NONCOMPETITION. So long as the Executive remains employed or engaged by the Company (whether under this Agreement or any other written or oral agreement or arrangement) and for a period of two years after the voluntary resignation of the Executive as an employee of the Company or the termination by the Company of any such employment or engagement for Cause pursuant to Section
5.3 or upon the expiration of the Term of this Agreement, the Executive shall not engage or have an interest, anywhere in the United States of America or any other geographic area where the Company or any of its subsidiaries do business or in which its products are marketed, alone or in association with others, as principal, officer, agent, employee, consultant, independent contractor, director, partner or stockholder, or through the investment of capital, lending of money or property, rendering of services or otherwise, in any business competitive with the business engaged in by the Company or any of its subsidiaries; provided, that the foregoing shall not be construed to prohibit the Executive from owning, in the aggregate, less than 5% of any class of securities listed on a national securities exchange or traded publicly on the over-the-counter market. During the same period, the Executive shall not, and shall not knowingly or intentionally permit, cause or authorize any of his employees, agents or others under his control to, directly or indirectly, on behalf of himself or any other Person, to (a) call upon, accept business from, or solicit the business of any Person who is, or who had been at any time during the preceding two years, a customer of the Company, any subsidiary of the Company or any successor to the business of the Company or any subsidiary of the Company, or otherwise divert or attempt to divert any business from the Company, any subsidiary of the Company or any such successor, or (b) recruit or otherwise solicit or induce any person who is an employee of, or otherwise engaged by, the Company, any subsidiary of the Company or any such successor to terminate his or her employment or other relationship with the Company, any subsidiary of the Company or such successor, or hire or engage any person who has left the employ of or engagement by the Company, any subsidiary of the Company or any such successor during the preceding six months. The Executive shall not at any time, directly or indirectly, use or purport to authorize any Person to use any name, mark, logo, trade dress or other identifying words or images which are the same as or similar to those used at any time by the Company or any subsidiary of the Company in connection with any product or service, whether or not such use would be in a business competitive with that of the Company or any subsidiary of the Company.

                  7.4 REMEDIES. The restrictions set forth in this Section 7 are considered by the parties to be reasonable for the purposes of protecting the value of the business and goodwill of the Company. The Executive acknowledges that the Company would be irreparably harmed and that monetary damages would not provide an adequate remedy in the event of a breach of the provisions of this
Section 7. Accordingly, the Executive agrees that, in addition to any other remedies available to the Company, the Company shall be entitled to injunctive and other equitable relief, (without any bond or security being required to be posted) to secure the enforcement of these provisions, and shall be entitled to receive reimbursement from the Executive for all attorneys' fees and expenses incurred by the Company in enforcing these provisions. If the Executive breaches any of the provisions of this Section 7, in addition to its other rights and remedies, the Company shall have the right to require the Executive to account for and pay over to the Company all compensation, profits, money, accruals and other benefits derived or received, directly or indirectly, by the Executive from the action constituting such breach. If the Executive breaches the covenant set forth in Section 7.3, the running of the noncompete period described therein (but not his obligations) shall be tolled for so long as such breach continues. It is the desire and intent of the parties that the provisions of Section 7 be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. If any provisions of Section 7 relating to the time period, scope of activities

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or geographic area of restrictions are declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, the maximum time period, scope of activities or geographic area, as the case may be, shall be reduced to the maximum which such court deems enforceable. If any provisions of Section 7 other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.

         8. NOTICES. All notices or other communications which any party to this Agreement may desire or be required to give under this Agreement shall be deemed to have been given the first business day after being delivered to a nationally recognized overnight courier for next business day delivery to the address of such party set forth below or such other address as either party may from time to time give notice to the other in the aforesaid manner:

         If to the Company:                 Golden Bear, Inc.
                                            11780 U.S. Highway No. 1
                                            North Palm Beach, Florida 33408
                                            Attn: _________________________

         If to the Executive:               Thomas P. Hislop

                                            -------------------------------

                                            -------------------------------

                                            Attn: _________________________


                  9. MISCELLANEOUS.

                  9.1 ENTIRE AGREEMENT. This Agreement and all agreements and documents referred to in this Agreement are intended to and do constitute the entire agreement between the parties and supersede all prior oral or written agreements or understandings of the parties with regard to the subject matter of this Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter of this Agreement, have been made by either party which are not expressly set forth in this Agreement.

                  9.2 NO ORAL MODIFICATIONS. No interpretation, change, termination or waiver of any provision of this Agreement shall be binding upon a party unless in writing and executed by the party or parties to be bound thereby.

                  9.3 NO ASSIGNMENT. Neither this Agreement nor any rights or obligations under this Agreement may be assigned or delegated by the parties to this Agreement, except for any assignment by the Company occurring by operation of law.

                  9.4 BINDING EFFECT. This Agreement shall be binding upon the parties and their respective successors and shall inure to the benefit of the parties and their respective successors.

                  9.5 GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Florida without giving effect to any conflict of laws

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provision thereof.

                  9.6 PREVAILING PARTIES. In the event of a dispute regarding any of the terms of this Agreement, the party prevailing in such dispute shall be paid its legal costs, including reasonable attorneys' fees, incurred in connection with the enforcement or interpretation of this Agreement, in litigation and in preparation for litigation, and at trial and in connection with any appellate action.

                  9.7 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                  9.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, together, will constitute one and the same agreement. Any telecopied version of a manually executed signature page delivered by one party to the other shall be deemed a manually executed and delivered original.

                  9.9 NO WAIVER. Any waiver by either party of any provision of this Agreement shall not be construed as a continuing waiver thereof or a waiver of any other provision of this Agreement.

                  9.10 HEADINGS. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

                  9.11 REMEDIES. Neither the termination of this Agreement, the provision of a specific remedy, nor any other provision of this Agreement shall be construed to prohibit any party from pursuing any remedy available at law or in equity for the breach or violation of the provisions of this Agreement.

                  9.12 SURVIVAL. The terms of Sections 3, 6, 7, and 9 of this Agreement shall survive the expiration or termination of this Agreement.

                  IN WITNESS WHEREOF, the undersigned have entered into this Agreement on the date set forth above.


                                          GOLDEN BEAR, INC.:


                                          By:
                                               -----------------------------
                                          Name:
                                               -----------------------------
                                          Title:
                                               -----------------------------


                                          EXECUTIVE:


                                          By:
                                             ------------------------------
                                              Name: Thomas P. Hislop
                                              Title:  Senior Vice President

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